UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 2, 2017

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 2, 2017, Legg Mason, Inc., as borrower (the “Company” or the “Borrower”), Citibank, N.A., as administrative agent, and the other banks party thereto (collectively, the “Lenders”), entered into a fourth amendment and waiver (the “Fourth Amendment”) to the Company’s unsecured Credit Agreement, dated as of December 29, 2015 (as amended by the First Amendment, dated as of March 31, 2016, the Second Amendment, dated as of September 7, 2016, and the Third Amendment, dated as of March 31, 2017, the “Credit Agreement”) pursuant to which the Lenders made available to the Company a multi-currency revolving credit facility.
The Fourth Amendment revises the definition of “Hedging Agreement” in the Credit Agreement to include any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial, pricing or equity indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
In addition, the Fourth Amendment amends the lien covenant in the Credit Agreement so that the Borrower (in addition to its Significant Subsidiaries (as defined in the Credit Agreement)) is permitted to incur Liens (as defined in the Credit Agreement) to secure obligations (including obligations in respect of Hedging Agreements) in an aggregate amount not exceeding (as to the Borrower and all of its Significant Subsidiaries) US $200,000,000 at any one time outstanding.
The Fourth Amendment also provides for a waiver of any defaults under the Credit Agreement that may have arisen prior to the date of the Fourth Amendment as a result of the provision of cash collateral by the Borrower to secure obligations under certain Hedging Agreements.
In the ordinary course of its business, the Company has various business relationships with most of the Lenders.
The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Subject Matter

1.1
Fourth Amendment and Waiver, dated as of June 2, 2017, to the Credit Agreement, dated as of December 29, 2015 (as amended by the First Amendment to the Credit Agreement, dated as of March 31, 2016, the Second Amendment to the Credit Agreement, dated as of September 7, 2016, and the Third Amendment, dated as of March 31, 2017), by and among Legg Mason, Inc., as borrower, Citibank, N.A., as administrative agent, and each of the lenders from time to time party thereto, filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

Date: June 2, 2017	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

LEGG MASON, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter

1.1
Fourth Amendment and Waiver, dated as of June 2, 2017, to the Credit Agreement, dated as of December 29, 2015 (as amended by the First Amendment to the Credit Agreement, dated as of March 31, 2016, the Second Amendment to the Credit Agreement, dated as of September 7, 2016, and the Third Amendment, dated as of March 31, 2017), by and among Legg Mason, Inc., as borrower, Citibank, N.A., as administrative agent, and each of the lenders from time to time party thereto, filed herewith.